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                                                                    EXHIBIT 4(e)





                                  INDENTURE


                                   BETWEEN


                            ILLINOIS POWER COMPANY

                                     AND

                      THE FIRST NATIONAL BANK OF CHICAGO


                         RELATING TO THE ISSUANCE OF
                      UNSECURED SUBORDINATED DEBENTURES





                        Dated as of __________ 1, 1994
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                              TABLE OF CONTENTS

                                                                            Page

ARTICLE ONE       --  Definitions . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE TWO       --  Issue, Description, Terms, Execution,
                      Registration and Exchange of
                      Debentures  . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE THREE     --  Redemption of Debentures and Sinking
                      Fund Provisions   . . . . . . . . . . . . . . . . . .  16

ARTICLE FOUR      --  Particular Covenants of the Company . . . . . . . . .  19

ARTICLE FIVE      --  Debentureholders' Lists and Reports
                      by the Company and the Trustee  . . . . . . . . . . .  21

ARTICLE SIX       --  Remedies of the Trustee and
                      Debentureholders on Event of
                      Default . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE SEVEN     --  Concerning the Trustee  . . . . . . . . . . . . . . .  28

ARTICLE EIGHT     --  Concerning the Debentureholders . . . . . . . . . . .  35

ARTICLE NINE      --  Supplemental Indentures . . . . . . . . . . . . . . .  37

ARTICLE TEN       --  Consolidation, Merger and Sale  . . . . . . . . . . .  39

ARTICLE ELEVEN    --  Satisfaction and Discharge of
                      Indenture; Unclaimed Moneys . . . . . . . . . . . . .  40

ARTICLE TWELVE    --  Immunity of Incorporators,
                      Stockholders, Officers and
                      Directors . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE THIRTEEN  --  Miscellaneous Provisions  . . . . . . . . . . . . . .  44

ARTICLE FOURTEEN  --  Subordination of Debentures . . . . . . . . . . . . .  46





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         THIS INDENTURE, dated as of the 1st day of ________, 1994, between
ILLINOIS POWER COMPANY, a corporation duly organized and existing under the laws of the State of Illinois (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee"):

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures (the "Debentures"), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided as registered Debentures without coupons, to be authenticated by the certificate of the Trustee;

         WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

         WHEREAS, the Debentures and the certificate of authentication to be borne by the Debentures (the "Certificate of Authentication") are to be substantially in such forms as may be approved by the Board of Directors (as defined below) or set forth in any indenture supplemental to this Indenture;

         AND WHEREAS, all acts and things necessary to make the Debentures issued pursuant to this Indenture, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the issuance of such Debentures, and the execution of this Indenture and the issuance under this Indenture of the Debentures have been or will be prior to issuance in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Debentures;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are and are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Debentures by their holders and of the sum of one dollar ($1.00) to it duly paid by the Trustee at the execution of these presents, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Debentures, without any discrimination, preference or priority of any one Debenture over any other by reason of priority in the time of issue, sale or negotiation of the Debentures, or otherwise, except as provided in this Indenture, as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

         The terms defined in this Article (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any
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resolution of the Board of Directors of the Company and of any indenture supplemental to this Indenture shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference in such Act defined in the Securities Act (except as otherwise expressly provided in this Indenture or unless the context otherwise requires, shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument.

ADDITIONAL INTEREST:

The term "Additional Interest" shall have the meaning ascribed to such term in
Section 2.13.

AFFILIATE:

The term "Affiliate" of the Company shall mean any company at least a majority of whose outstanding voting stock shall at the time be owned by the Company, or by one or more direct or indirect subsidiaries of or by the Company and one or more direct or indirect subsidiaries of the Company. For the purposes only of this definition of the term "Affiliate," the term "voting stock," as applied to the stock of any company, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such company, other than stock having such power only by reason of the occurrence of a contingency.

AUTHENTICATING AGENT:

The term "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Debentures, as the case may be, appointed with respect to all or any series of the Debentures, as the case may be, by the Trustee pursuant to Section 2.10.

BOARD OF DIRECTORS:

The term "Board of Directors" shall mean the Board of Directors of the Company, or any duly authorized committee of such Board.

BOARD RESOLUTION:

The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or any duly authorized committee of such Board and to be in full force and effect on the date of such certification.

BUSINESS DAY:

The term "business day," with respect to any series of Debentures, shall mean any day other than a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.





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CERTIFICATE:

The term "Certificate" shall mean a certificate signed by the principal executive officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 13.06.

COMMISSION:

The term "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time of the date of execution and delivery of this Indenture the Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

COMPANY:

The term "Company" shall mean Illinois Power Company, a corporation duly organized and existing under the laws of the State of Illinois, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

CORPORATE TRUST OFFICE:

The term "Corporate Trust Office" shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670,
Attention:  Corporate Trust Services Department.

DEBENTURE OR DEBENTURES:

The term "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

DEBENTUREHOLDER:

The term "Debentureholder," "holder of Debentures," "registered holder" or other similar term shall mean the person or persons in whose name or names a particular Debenture shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

DEBENTURE REGISTER:

The term "Debenture Register" shall have the meaning ascribed to such term in
Section 2.05(b).





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DEBENTURE REGISTRAR:

The term "Debenture Registrar" shall have the meaning ascribed to such term in
Section 2.05(b).

DEFAULT:

The term "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

DEFAULTED INTEREST:

The term "Defaulted Interest" shall have the meaning ascribed to such term in
Section 2.03.

DEPOSITORY:

The term "Depository" shall mean, with respect to Debentures of any series for which the Company shall determine that such Debentures will be issued as a Global Debenture, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11.

EVENT OF DEFAULT:

The term "Event of Default" with respect to Debentures of a particular series shall mean any event specified in Section 6.01, continued for the period of time, if any, designated in that Section.

EXCHANGE ACT:

The term "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

GLOBAL DEBENTURE:

The term "Global Debenture" shall mean, with respect to any series of Debentures, a Debenture executed by the Company and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depository or its nominee.

GOVERNMENTAL OBLIGATIONS:

The term "Governmental Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled by, supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer of such obligations, and shall also include





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a depository receipt issued by a bank (as defined in Section 3(a)(2) of the
Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

GUARANTEE:

The term "Guarantee" shall mean any guarantee that the Company may enter into with Illinois Power Capital or other persons directly or indirectly for the benefit of holders of limited partnership interests issued by Illinois Power Capital.

INDENTURE:

The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as provided in this Indenture, as so amended or supplemented.

INTEREST PAYMENT DATE:

The term "Interest Payment Date" when used with respect to any installment of interest on a Debenture of a particular series shall mean the date specified in such Debenture or in a Board Resolution or in an indenture supplemental to this Indenture with respect to such series as the fixed date on which an installment of interest with respect to Debentures of that series is due and payable.

ILLINOIS POWER CAPITAL:

The term "Illinois Power Capital" shall mean Illinois Power Capital, L.P., a Delaware limited partnership.

LIMITED PARTNERSHIP AGREEMENT:

"Limited Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Illinois Power Capital, dated __________, as amended from time to time.

NOTICE OF DEFAULT:

The term "Notice of Default" shall have the meaning ascribed to such term in
Section 6.01(a)(3).

OFFICERS' CERTIFICATE:

The term "Officers' Certificate" shall mean a certificate signed (i) by the President or a Vice President and (ii) the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company. Each such certificate





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shall include the statements provided for in Section 13.06, if and to the extent required by the provisions of that Section.

OPINION OF COUNSEL:

The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel for the Company. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions of that Section.

OUTSTANDING:

The term "outstanding," when used with reference to Debentures of any series, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Debentures of that series previously authenticated and delivered by the Trustee under this Indenture, except (a) Debentures previously canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or which have previously been canceled; (b) Debentures or portions of Debentures for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to their maturity, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.07.

PREDECESSOR DEBENTURE:

The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

PREFERRED SECURITIES:

The term "Preferred Securities" shall mean any limited partnership interests issued by Illinois Power Capital or similar securities issued by a permitted successor to Illinois Power Capital in accordance with the Limited Partnership Agreement.

RESPONSIBLE OFFICER:

The term "Responsible Officer" when used with respect to the Trustee shall mean any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.





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SECURITIES ACT:

The term "Securities Act" shall mean the Securities Act of 1933, as amended.

SENIOR INDEBTEDNESS:

The term "Senior Indebtedness" of the Company shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of this Indenture or thereafter incurred, created or assumed: (a) all indebtedness of the Company (other than non-recourse indebtedness and indebtedness issued under this Indenture) evidenced by notes, debentures, bonds or other securities sold by the Company for money, (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company (other than any Guarantee) or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise, and (c) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b) unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Debentures.

SUBSIDIARY:

The term "Subsidiary" shall mean any corporation at least a majority of whose outstanding voting stock shall at the time be owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries. For the purposes only of this definition of the term "Subsidiary," the term "voting stock," as applied to the stock of any corporation, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the occurrence of a contingency.

TRUSTEE:

The term "Trustee" shall mean The First National Bank of Chicago and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one person acting in such capacity under this Indenture, "Trustee" shall mean each such person. The term "Trustee" as used with respect to a particular series of the Debentures shall mean the trustee with respect to that series.

TRUST INDENTURE ACT:

The term "Trust Indenture Act" shall mean, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.





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                                  ARTICLE TWO

                     ISSUE, DESCRIPTION, TERMS, EXECUTION,
                    REGISTRATION AND EXCHANGE OF DEBENTURES

         SECTION 2.01. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

         The Debentures may be issued in one or more series up to the aggregate principal amount of Debentures of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental to this Indenture adopted or executed prior to the initial issuance of Debentures of a particular series. Prior to the initial issuance of Debentures of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental to this Indenture:

                 (1) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

                 (2) any limit upon the aggregate principal amount of the Debentures of that series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of that series);

                 (3) the date or dates on which the principal of the Debentures of the series is payable or any formulary or other method or means by which such date or dates will be determined, by reference or otherwise (without regard to any provision for redemption, prepayment, acceleration, purchase or extension);

                 (4) the rate or rates at which the Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Debentures shall bear interest prior to maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any);

                 (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

                 (6) the right, if any, to extend the interest payment periods and the maximum duration of any such extension;

                 (7) the period or periods within which, the price or prices at which and the terms and conditions upon which, Debentures of the series may be redeemed, in whole or in part, at the option of the Company;





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                 (8)      the obligation, if any, of the Company to redeem or
purchase Debentures of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of Debentures and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (9) the form of the Debentures of the series including the form of the Certificate of Authentication for such series.

                 (10) if other than denominations of $25 or any integral multiple of $25, the denominations in which the Debentures of the series shall be issuable;

                 (11) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture); and

                 (12) whether the Debentures are issuable as a Global Debenture and, in such case, the identity for the Depository for such series.

         All Debentures of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental to this Indenture.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         SECTION 2.02. The Debentures of any series and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially of the tenor and purport as set forth in one or more indentures supplemental to this Indenture or as provided in a Board Resolution and as set forth in an Officers' Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant to such law or with any rule or regulation of any stock exchange on which Debentures of that series may be listed, or to conform to usage.

         SECTION 2.03. The Debentures shall be issuable as registered Debentures and in the denominations of $25 or any integral multiple of $25, subject to Section 2.01(10). The Debentures of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Debentures of any series, as well as any premium on such Debentures in case of their redemption prior to maturity, shall be payable in the coin or currency of the United States of America which at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in Decatur, Illinois. Each Debenture shall be dated the date of its authentication, subject to Section 2.01.





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         The interest installment on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Debentures of that series shall be paid to the person in whose name said Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment. In the event that any Debenture of a particular series or portion of such Debenture is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Debenture will be paid upon presentation and surrender of such Debenture as provided in Section 3.03.

         Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Debentures of the same series ("Defaulted Interest") shall immediately cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

                 (1) The Company may make payment of any Defaulted Interest on Debentures to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Upon satisfaction of the conditions set forth in the immediately preceding sentence, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date for such payment to be mailed, first class postage prepaid, to each Debentureholder at such Debentureholder's address as it appears in the Debenture Register (as defined below), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date for such payment having been mailed as provided above, such Defaulted Interest shall be paid to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant following clause (2).

                 (2) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.





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         Unless otherwise set forth in a Board Resolution or one or more indentures supplemental to this Indenture establishing the terms of any series of Debentures pursuant to Section 2.01, the term "regular record date" as used in this Section with respect to a series of Debentures with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

         Subject to the foregoing provisions of this Section, each Debenture of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         SECTION 2.04.    The Debentures shall, subject to the provisions of
Section 2.06, be printed on steel engraved borders or fully or partially engraved, or legibly typed, as the proper officers of the Company may determine, and shall be signed on behalf of the Company by its Chairman or one of its Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. The signature of the Chairman or a Vice President and/or the signature of the Secretary or an Assistant Secretary in attestation of the corporate seal, upon the Debentures, may be in the form of a facsimile signature of a present or any future Chairman or Vice President and of a present or any future Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Debentures and for that purpose the Company may use the facsimile signature of any person who shall have been a Chairman or Vice President, or of any person who shall have been a Secretary or Assistant Secretary, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such person shall have ceased to be the Chairman or a Vice President, or the Secretary or an Assistant Secretary, of the Company, as the case may be. The seal of the Company may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the Debenture.

         Only such Debentures as shall bear on them a Certificate of Authentication substantially in the form established for such Debentures, executed manually by an authorized signatory of the Trustee, or by any Authenticating Agent with respect to such Debentures, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Debentures, upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered under this Indenture and that the holder is entitled to the benefits of this Indenture.

         In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms of such Debentures have been established in conformity with the provisions of this Indenture.

         The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner which not reasonably acceptable to the Trustee.

         SECTION 2.05.    (a)     Debentures of any series may be exchanged
upon their presentation at the office or agency of the Company designated for such purpose in Decatur, Illinois, for other Debentures of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation to such exchange, all as provided in this Section. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange for the Debenture or Debentures so surrendered a Debenture or Debentures of the same series which the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

         (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in Decatur, Illinois, or such other location designated by the Company, a register or registers (the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as provided in this Indenture shall be the Trustee or such other registrar as may be appointed pursuant to a Board Resolution (the "Debenture Registrar").

         Upon surrender for transfer of any Debenture at the office or agency of the Company designated for such purpose in Decatur, Illinois, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Debenture or Debentures of the same series as the Debenture presented for a like aggregate principal amount.

         All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

         (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation to such exchange, registration or issue, other than exchanges pursuant to Section 2.06, the second paragraph of Section 3.03 and Section 9.04 not involving any transfer.

         (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Debentures of the same series and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Debentures of any series or portions of such Debentures called for redemption. The provisions of this Section are, with respect to any Global Debenture, subject to Section 2.11.

         SECTION 2.06. Pending the preparation of definitive Debentures of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures of such series. Without unnecessary delay the Company will execute and will furnish definitive Debentures of such series and after that any or all temporary Debentures of such series may be surrendered in exchange of such definitive Debentures (without charge to the holders), at the office or agency of the Company designated for the purpose in Decatur, Illinois, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures of such series, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures of such series shall be entitled to the same benefits under this Indenture as definitive Debentures of such series authenticated and delivered under this Indenture.

         SECTION 2.07. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Debenture of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership of such Debentures. The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Trustee) connected with such issuance. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender of that Debenture except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership of such Debenture.

         Every Debenture issued pursuant to the provisions of this Section in substitution for any Debenture which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of the same series duly issued under this Indenture. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute now existing or enacted after the date of this Indenture to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.08. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu of such Debentures except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.09. Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties to this Indenture and the holders of the Debentures, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision contained in this Indenture; all such covenants, conditions and provisions being for the sole benefit of the parties to this Indenture and of the holders of the Debentures.

         SECTION 2.10. So long as any of the Debentures of any series remain outstanding there may be an Authenticating Agent for any or all such series of Debentures which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon their exchange, transfer or partial redemption, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee under this Indenture. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.07. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment under this Indenture, shall become vested with all the rights, powers and duties of its predecessor under this Indenture as if originally named as an Authenticating Agent pursuant to this Section.

         SECTION 2.11.    (a)     If the Company shall establish pursuant to
Section 2.01 that the Debentures of a particular series are to be issued as a Global Debenture, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Debenture which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debentures of such series, (ii) shall be registered in the name of the Depository or its nominee,
(iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

         (b) Notwithstanding the provisions of Section 2.05, the Global Debenture of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

         (c) If at any time the Depository for a series of Debentures notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section
2.11 shall no longer be applicable to the Debentures of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures of any series shall no longer be represented by a Global Debenture and that the provisions of this Section 2.11 shall no longer apply to the Debentures of such series. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the persons in whose names such Debentures are so registered.

         SECTION 2.12.    Except as otherwise specified as contemplated by
Section 2.01 for Debentures of any series, interest payable on the Debentures of each series for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of actual number of days elapsed in such period. In the event that any date on which interest is payable on any series of Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         SECTION 2.13. So long as any Debentures remain outstanding, if Illinois Power Capital shall be required to pay any interest on dividends in arrears in respect of Debentures of any series pursuant to the terms of such Debentures, then the Company will pay as interest ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if Illinois Power Capital would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall also pay as Additional Interest such amounts as shall be required so that the net amount received and retained by Illinois Power Capital after paying any such taxes, duties, assessments or governmental charges will not be less than the amounts Illinois Power Capital would have received had no such taxes, duties, assessments or governmental charges been imposed.


                                 ARTICLE THREE

              REDEMPTION OF DEBENTURES AND SINKING FUND PROVISIONS

         SECTION 3.01. The Company may redeem the Debentures of any series issued under this Indenture on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01.

         SECTION 3.02.    (a)     In case the Company shall desire to exercise
such right to redeem all or, as the case may be, a portion of the Debentures of any series in accordance with the right reserved so to do, it shall give notice of such redemption to holders of the Debentures of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Debenture Register. Any notice which is mailed in the manner provided in this Indenture shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures of such series or any other series. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

         Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Debentures of that series are to be redeemed, and shall state that payment of the redemption price of such Debentures to be redeemed will be made at the office or agency of the Company in Decatur, Illinois, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Debentures of a series are to be redeemed, the notice to the holders of Debentures of that series to be redeemed in whole or in part shall specify the particular Debentures to be so redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount of such Debenture to be redeemed, and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures of such series in principal amount equal to the unredeemed portion of such Debenture or Debentures will be issued.

         (b) If less than all the Debentures of a series are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures of the series to be redeemed, and upon receipt of such notice the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and which may provide for the selection of a portion or portions (equal to $25 or any integral multiple of $25, subject to Section 2.01(10)) of the principal amount of such Debentures of a denomination larger than $25 (subject to Section 2.01(10)), the Debentures to be redeemed and promptly shall notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part.

         The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Chairman or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debentures of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts from the Debenture Register, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

         SECTION 3.03.    (a)     If the giving of notice of redemption shall
have been completed as provided above, the Debentures or portions of Debentures of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Debentures or portion of such Debentures. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued on them to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

         (b) Upon presentation of any Debenture of such series which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall deliver to the holder of such Debenture, at the expense of the Company, a new Debenture or Debentures of the same series, of authorized denominations in principal amount equal to the unredeemed portion of the Debenture so presented.

         SECTION 3.04. The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Debentures of a series, except as otherwise specified as contemplated by Section 2.01 for Debentures of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Debentures of any series is a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Debentures of any series is an "optional sinking fund payment." If provided for by the terms of Debentures of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Debentures of any series as provided for by the terms of Debentures of such series.

         SECTION 3.05. The Company (i) may deliver Outstanding Debentures of a series (other than any previous called for redemption) and (ii) may apply as a credit Debentures of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debentures or through the application of permitted optional sinking fund payments pursuant to the terms of such Debentures, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debentures of such series required to be made pursuant to the terms of such Debentures; provided that such Debentures have not been previously so credited. Such Debentures shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debentures for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

         SECTION 3.06. Not less than 45 days prior to each sinking fund payment date for any series of Debentures, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion of such payment, if any, which is to be satisfied by delivering and crediting Debentures of that series pursuant to Section 3.05 and the basis for such credit and will, together with such Officers' Certificate, deliver to the Trustee any Debentures to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debentures to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption of such Debentures to be given in the name of and at the expense of the Company in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Section 3.03.


                                  ARTICLE FOUR

                      PARTICULAR COVENANTS OF THE COMPANY

         The Company covenants and agrees for each series of the Debentures as follows:

         SECTION 4.01. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Debentures of that series at the time and place and in the manner provided in this Indenture and established with respect to such Debentures.

         SECTION 4.02. So long as any series of the Debentures remains outstanding, the Company agrees to maintain an office or agency in Decatur, Illinois, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Debentures of that series may be presented for payment, (ii) Debentures of that series may be presented as authorized above for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Debentures of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of such office, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

         SECTION 4.03.    (a)     If the Company shall appoint one or more
paying agents for all or any series of the Debentures, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

                 (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, any) or interest on the Debentures of that series (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the persons entitled thereto;

                 (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of (and premium, if any) or interest on the Debentures of that series when the same shall be due and payable;

                 (3) that it will, at any time during the continuance of any failure referred to in clause (2) above, upon the written request of the Trustee, immediately pay to the Trustee all sums so held in trust by such paying agent; and

                 (4) that it will perform all other duties of paying agent as set forth in this Indenture.

         (b) If the Company shall act as its own paying agent with respect to any series of the Debentures, it will on or before each due date of the principal of (and premium, if any) or interest on Debentures of that series, set aside, segregate and hold in trust for the benefit of the persons entitled to receive such principal, premium or interest, a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Debentures of that series until such sums shall be paid to such persons or otherwise disposed of as provided in this Indenture and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Company shall have one or more paying agents for any series of Debentures, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held, in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company promptly will notify the Trustee of its action or failure so to act.

         (c) Anything in this Section to the contrary notwithstanding, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

         SECTION 4.04. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in
Section 7.10, a Trustee, so that there shall at all times be a Trustee under this Indenture.

         SECTION 4.05. The Company will not, while any of the Debentures remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article Ten are complied with.

         SECTION 4.06. The Company will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock if at such time (i) there shall have occurred and be continuing any event that would constitute an Event of Default under the Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under any Guarantee, if issued or (iii) the Company shall have given notice of its selection of an extended interest payment period as provided in Section 2.01 of this Indenture and such period, or any extension of such period, shall be continuing.


                                  ARTICLE FIVE

               DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE

         SECTION 5.01. Semiannually, not later than June 30 and December 1 in each year, commencing __________ ___, 199__, and at such other times as the Trustee may request in writing, the Company will furnish or cause to be furnished to the Trustee a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Debentures as of such regular record date, provided, that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company; provided, further, that no such list need be furnished for any series of Debentures for which the Trustee shall be the Debenture Registrar.

         SECTION 5.02. Not later than December 31 in each year, the Trustee shall transmit to the Debentureholders and the Commission a report with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Debentureholders and the Commission, and the Company shall file with the Trustee (within 30 days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Debentureholders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.


                                  ARTICLE SIX

                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                              ON EVENT OF DEFAULT

         SECTION 6.01.    (a)     Whenever used in this Indenture with respect
to Debentures of a particular series, "Event of Default" means any one or more of the following events which has occurred and is continuing:

                 (1) default in the payment of any installment of interest, including any Additional Interest, upon any of the Debentures of that series, as and when the same shall become due and payable, and continuance of such default for a period of 10 days (whether or not payment is prohibited by the provisions of Article Fourteen of this Indenture); provided, however, that a valid extension of the interest payment period by the Company pursuant to Section 2.01(6) shall not constitute a failure to pay interest for this purpose;

                 (2) default in the payment of the principal of (or premium, if any, on) any of the Debentures of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series (whether or not payment is prohibited by the provisions of Article Fourteen of this Indenture);

                 (3) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company with respect to that series contained in such Debentures or otherwise established with respect to that series of Debentures pursuant to Section 2.01 or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Debentures other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" under this Indenture, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures of that series at the time outstanding;

                 (4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or Illinois Power Capital a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable federal or state law, and such decree or order shall have continued unvacated and unstayed for a period of 90 consecutive days; or an involuntary case shall be commenced under such Code in respect of the Company or Illinois Power Capital and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or Illinois Power Capital or a substantial portion of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 consecutive days;

                 (5) the Company or Illinois Power Capital shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors; or

                 (6) so long as any series of Debentures issued in connection with the application of the proceeds from the issuance and sale of a series of Preferred Securities of Illinois Power Capital remain outstanding, Illinois Power Capital shall have dissolved, wound up its business or otherwise terminated its existence except in connection with the distribution of Debentures to limited partners of Illinois Power

         Capital in liquidation of their interests in Illinois Power Capital and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement.

         (b) In each and every such case, unless the principal of all the Debentures of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures of that series then outstanding under this Indenture, by notice in writing to the Company (and to the Trustee if given by such Debentureholders), may declare the principal of all the Debentures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Debentures of that series or established with respect to that series pursuant to Section 2.01 to the contrary notwithstanding.

         (c) This provision, however, is subject to the condition that if, at any time after the principal of the Debentures of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided below, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of that series and the principal of (and premium, if any, on) any and all Debentures of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on Debentures of that series which shall not have become due by their terms, shall have been remedied or waived as provided in
Section 6.06 then and in every such case the holders of a majority in aggregate principal amount of the Debentures of that series then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

         (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee; then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights under this Indenture, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

         SECTION 6.02.    (a)     The Company covenants that (1) in case
default shall be made in the payment of any installment of interest on any of the Debentures of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 10 Business Days or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Debentures of a series when the same shall have become due and payable, whether upon maturity of the Debentures of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the

Company will pay to the Trustee, for the benefit of the holders of the Debentures of that series, the whole amount that then shall have become due and payable on all such Debentures for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Debentures of that series; and, in addition to the foregoing amounts, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under
Section 7.06.

         (b) In case the Company shall fail immediately to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures of that series and collect in the manner provided by law out of the property of the Company or other obligor upon the Debentures of that series wherever situated the moneys adjudged or decreed to be payable.

         (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Company, any other obligor on such Debentures, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action in such proceedings that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Debentures of such series allowed for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is authorized by each of the holders of Debentures of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 7.06.

         (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Debentures of that series, may be enforced by the Trustee without the possession of any of such Debentures, or the production of such Debentures at any trial or other proceeding relative to such Debentures, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Debentures of such series.

         In case of an Event of Default under this Indenture, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures of that series or the rights of any holder of such Debentures or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

         SECTION 6.03.    Any moneys collected by the Trustee pursuant to
Section 6.02 with respect to a particular series of Debentures shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Debentures of that series, and stamping thereon the payment, if only partially paid, and upon surrender of such Debenture if fully paid:

                 FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06; and

                 SECOND: To the payment of the amounts then due and unpaid upon Debentures of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively.

         SECTION 6.04. No holder of any Debenture of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance of such Event of Default with respect to Debentures of such series specifying such Event of Default, as provided above, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee under this Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in such action, suit or proceeding, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture of such series with every other such taker and holder and the Trustee, that no one or more holders of Debentures of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all holders of Debentures of such series. For the protection and enforcement of the provisions of this Section, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of (and premium, if any) and interest on such Debenture, as provided in such Debenture, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

         SECTION 6.05.    (a)     All powers and remedies given by this Article
to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other of such powers and remedies or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

         (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence in such default; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

         SECTION 6.06. The holders of a majority in a principal amount of the Debentures of any series at the time outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Debentures of any other series at the time outstanding determined in accordance with Section 8.04 not parties to such proceeding. Subject to the provisions of Section 7.01 the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected by such waiver, determined in accordance with Section 8.04, may on behalf of the holders of all of the Debentures of such series waive any past default in the performance of any of the covenants contained in this Indenture or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures of that series as and when the same shall become due by the terms of such Debentures or a call for redemption of Debentures of that series. Upon any such waiver, the default covered by such waiver shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights under this Indenture, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent on such waiver.

         SECTION 6.07. The Trustee shall, within 90 days after the occurrence of a default with respect to a particular series, transmit by mail, first class postage prepaid, to the holders of Debentures of that series, as their names and addresses appear upon the Debenture Register, notice of all defaults with respect to that series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being the events specified in subsections (1),
(2), (3), (4), (5) and (6) of Section 6.01(a), not including any periods of grace provided for in Section 6.01(a) and irrespective of the giving of notice provided for by subsection (3) of Section 6.01(a)); provided, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Debentures of that series or in the payment of any sinking fund installment established with respect to that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Debentures of that series; provided further, that in the case of any default of the character specified in Section 6.01(a)(3) with respect to Debentures of such series no such notice to the holders of the Debentures of that series shall be given until at least 30 days after the occurrence of such default.

         The Trustee shall not be deemed to have knowledge of any default, except (i) a default under Section 6.01 (a)(1) or (a)(2) as long as the Trustee is acting as paying agent for such series of Debentures or (ii) any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have obtained written notice.

         SECTION 6.08. All parties to this Indenture agree, and each holder of any Debentures by his or her acceptance of such Debenture shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by, any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding more than 10% in aggregate principal amount of the outstanding Debentures of any series, or to any suit instituted by any Debentureholder for the enforcement of the payment of the, principal of (or premium, if any) or interest on any Debenture of such series, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

                                 ARTICLE SEVEN

                             CONCERNING THE TRUSTEE

         SECTION 7.01.    (a)     The Trustee shall have and be subject to all
the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

         (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) prior to the occurrence of an Event of Default with respect to Debentures of a series and after the curing or waiving of all such Events of Default with respect to that series which may have occurred:

                          (i) the duties and obligations of the Trustee shall with respect to Debentures of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to Debentures of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to Debentures of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in such Debenture, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of and such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures of any series at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures of that series; and

                 (4) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

         SECTION 7.02. Except as otherwise provided in Section 7.01 and in the Trust Indenture Act:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) Any request, direction, order or demand of the Company mentioned in this Indenture shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the Chairman or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect such request, direction, order or demand is specifically prescribed in this Indenture);

         (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted under this Indenture in good faith and in reliance on such advice or opinion;

         (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the exercise of such rights or power; nothing contained in this Indenture shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Debentures (which has not been cured or waived) to exercise with respect to Debentures of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding Debentures of the particular series affected by such facts or matters (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

         (g) The Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Indenture.

         SECTION 7.03.    (a)     The recitals contained in this Indenture and
in the Debentures (other than the Certificate of Authentication on the Debentures) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

         (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

         (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

         SECTION 7.04. The Trustee or any paying agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, paying agent or Debenture Registrar.

         SECTION 7.05. Subject to the provisions of Section 11.03, all money received by the Trustee shall, until used or applied as provided in this Indenture, be held in trust for the purposes for which it was received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it under this Indenture except such as it may agree with the Company to pay on such money.

         SECTION 7.06.    (a)     The Company covenants and agrees to pay to
the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Indenture and in the exercise and performance of any of the powers and duties of the Trustee under this Indenture, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

         (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

         SECTION 7.07. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action under this Indenture, such matter (unless other evidence in respect of such matter be specifically prescribed in this Indenture) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith of such Officers' Certificate.

         SECTION 7.08. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interests or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act or this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted by that Section, the Trustee, in its capacity as trustee in respect of the Debentures of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Debentures of any other series.

         SECTION 7.09. There shall at all times be a Trustee with respect to the Debentures issued under this Indenture which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory of the United States or of the District of Columbia, or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars, subject to supervision or examination by federal, state, territorial, or District of Columbia authority and qualified and eligible under the Trust Indenture Act.
If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

         SECTION 7.10.    (a)     The Trustee or any successor hereafter
appointed, may at any time resign with respect to the Debentures of one or more series by giving written notice of such resignation to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders of such series, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall by Board Resolution promptly appoint a successor trustee with respect to Debentures of such series. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures of such series, or any Debentureholder of that series who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)     If at any time:

                 (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

                 (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder of Debentures; or

                 (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company by a Board Resolution may remove the Trustee with respect to all Debentures and appoint a successor trustee, or, subject to the provisions of Section 6.08, unless the Trustee's duty to resign is stayed as provided in this Indenture, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding may at any time remove the Trustee with respect to such series and appoint a successor trustee.

         (d) No resignation or removal of the Trustee and no appointment of a successor trustee with respect to the Debentures of a series pursuant to any of the provisions of this Section shall become effective until acceptance of appointment by the successor trustee as provided in Section 7.11.

         (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Debentures of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Debentures of any particular series.

         (f) The Company shall give notice of such resignation with respect to the Debentures of any series and each appointment of a successor trustee with respect to the Debentures of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Debentureholders of such series as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor trustee with respect to the Debentures of such series and the address of its corporate trust office. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

         SECTION 7.11.    (a)     In case of the appointment under this
Indenture of a successor trustee with respect to all Debentures, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and upon such delivery the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee under this Indenture.

         (b) In case of the appointment under this Indenture of a successor trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental to this Indenture in which each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee, it being understood that nothing in this Indenture or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts under this Indenture separate and apart from any trust or trusts under this Indenture administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee under this Indenture; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided in such supplemental indenture, such retiring Trustee shall with respect to the Debentures of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee under this Indenture with respect to the Debentures of that or those series to which the appointment of such successor trustee relates.

         (c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

         (d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

         SECTION 7.12. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee under this Indenture; provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

         SECTION 7.13. If the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or any other obligor upon the Debentures (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

                 (a) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                 (b) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.


                                 ARTICLE EIGHT

                        CONCERNING THE DEBENTUREHOLDERS

         SECTION 8.01. Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Debentures of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined in such action may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures of that series in person or by agent or proxy appointed in writing.

         If the Company shall solicit from the Debentureholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for such series for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of outstanding Debentures of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Debentures of that series shall be computed as of the record date; provided that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         SECTION 8.02. Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Debentureholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any person of any of the Debentures shall be sufficient if made in the following manner:

                 (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

                 (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar of such ownership.

                 (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         SECTION 8.03. Prior to the due presentment for registration of transfer of any Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the person in whose name such Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing on such Debenture made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         SECTION 8.04. In determining whether the holders of the requisite aggregate principal amount of Debentures of a particular series have concurred in any direction, consent or waiver under this Indenture, Debentures of that series which are owned by the Company or any other obligor on the Debentures of that series or by any person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Debentures of that series (unless the Company or such other obligor or person directly or indirectly controlling or controlled by or under common control with the Company or such other obligor owns all Debentures outstanding or all Debentures of such series, as the case may be) shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures of such series which the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 8.05. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action, any holder of a Debenture of that series which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange for such Debenture, on registration of transfer of such Debenture or in place of such Debenture, irrespective of whether or not any notation in regard to such Debenture is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures of that series.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

         SECTION 9.01. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture (which shall conform to the provisions of the Trust Indenture Act), without the consent of the Debentureholders, for one or more of the following purposes:

                 (a) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company contained in this Indenture or otherwise established with respect to the Debentures; or

                 (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Debentures of all or any series as the Board of Directors and the Trustee shall consider to be for the protection of the holders of Debentures of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as set forth in it; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Debentures of such series to waive such default; or

                 (c) to cure any ambiguity or to correct or supplement any provision contained in this Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in this Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the interests of the holders of the Debentures of any series; or

                 (d) to change or date any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

         The Trustee is authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be contained in such supplemental indenture, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 9.02.

         SECTION 9.02. With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount, of the Debentures of each series affected by such supplemental indenture or indentures at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture (which shall conform to the provisions of the Trust Indenture Act) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount of such Debenture, or reduce the rate or extend the time of payment of interest on such Debenture, or reduce any premium payable upon the redemption of such Debenture, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and so affected.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders required to consent to such supplemental indenture as provided above, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

         It shall not be necessary for the consent of the Debentureholders of any series affected by a supplemental indenture under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance of such supplemental indenture.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders of all series affected by such supplemental indenture as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03. Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.01, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance with such supplemental indenture and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures of the series affected by such supplemental indenture shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.04. Debentures of any series affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures of that series then outstanding.

         SECTION 9.05. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution such supplemental indenture.


                                  ARTICLE TEN

                         CONSOLIDATION, MERGER AND SALE

         SECTION 10.01. Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (premium, if any) and interest on all of the Debentures of all series in accordance with the terms of each series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section 2.01 to be kept or performed by the Company, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property.

         SECTION 10.02.   (a)     In case of any such consolidation, merger,
sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures of all series outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Debentures, pursuant to
Section 2.01 to be performed by the Company with respect to each series, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in this Indenture as the party of the first part, and upon satisfaction of the foregoing conditions the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company or any other predecessor obligor on the Debentures, any or all of the Debentures issuable under this Indenture which prior to that time shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the predecessor Company to the Trustee for authentication, and any Debentures which such successor corporation shall after that cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures previously or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution of this Indenture.

         (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

         (c) Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affiliated with the Company).

         SECTION 10.03. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.


                                 ARTICLE ELEVEN

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

         SECTION 11.01. Any Debenture or Debentures, or any portion of the principal amount of any Debenture or Debentures, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect of any Debenture or Debentures shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any paying agent (other than the Company), in trust:

         (a)     money in an amount which shall be sufficient, or

         (b) in the case of a deposit made prior to the Stated Maturity of such Debentures or portions of such Debentures, Governmental Obligations, which shall not contain provisions permitting the redemption or other prepayment of such Governmental Obligations at the option of the issuer of such Governmental Obligations, the principal of and the interest on which when due, without any regard to reinvestment of such Governmental Obligations, will provide moneys which, together with the money deposited with or held by the Trustee or such paying agent, shall be sufficient or

         (c)     a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Debentures or portions of such Debentures on or prior to Stated Maturity; provided, however, that in the case of the provision for payment or redemption of less than all the Debentures of any series, such Debentures or portions of such Debentures shall have been selected by the Debenture Registrar as provided in this Indenture and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such paying agent:

                 (x) if such deposit shall have been made prior to the Stated Maturity of such Debentures, a Certificate stating that the money and Governmental Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 11.03; and

                 (y) if Governmental Obligations shall have been deposited, an Opinion of Counsel that the obligations so deposited constitute Governmental Obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer of such Governmental Obligations, and an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the requirements set forth in clause (b) above have been satisfied; and

                 (z) if such deposit shall have been made prior to the Stated Maturity of such Debentures, an Opinion of Counsel to the effect that the holders of such Debentures will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect of such Debentures, and such holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

         Upon the deposit of money or Governmental Obligations, or both, in accordance with this Section, together with the documents required by clauses
(x), (y) and (z) above, the Trustee shall, upon receipt of a Certificate, acknowledge in writing that the Debenture or Debentures or portions of such Debenture or Debentures with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect of such Debenture or Debentures has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Debentures or portions of such Debentures except that, for any reason, the Opinion of Counsel specified in clause (z) shall not have been delivered, such Debentures or portions of such Debentures shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the holders of such Debentures or portions of such Debentures shall nevertheless be no longer entitled to the benefits of this Indenture or of any of the covenants of the Company under Article Four (except the covenants contained in Sections 4.02 and 4.03 or any other covenants made in respect of such Debentures or portions of such Debentures as contemplated by Section 2.01, but the indebtedness of the Company in respect of such Debentures or portions of such Debentures shall not be deemed to have been satisfied and discharged prior to Stated Maturity for any other purposes, and the holders of such Debentures or portions of such Debentures shall continue to be entitled to look to the Company for payment of the indebtedness represented by such Debentures; and, upon receipt of a Certificate, the Trustee shall acknowledge in writing that such Debentures or portions of such Debentures are deemed to have been paid for all purposes of this Indenture.

         If payment at Stated Maturity of less than all of the Debentures of any series is to be provided for in the manner and with the effect provided in this Section, the Debenture Registrar shall select such Debentures, or portions of principal amount of such Debentures, in the manner specified by Section 3.02(b) for selection for redemption of less than all the Debentures of a series.

         In the event that Debentures which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company's indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Governmental Obligations, as provided above, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Debentures, to the holders of such Debentures to the effect that such deposit has been made and the effect of such deposit.

         Notwithstanding that any Debentures shall be deemed to have been paid for purposes of this Indenture, as provided above, the obligations of the Company and the Trustee in respect of such Debentures under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 3.02, 3.04, 3.05, 4.01, 4.03 and 7.06 and this
Article Eleven shall survive.

         The Company shall pay, and shall indemnify the Trustee or any paying agent with which Governmental Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Governmental Obligations or the principal or interest received in respect of such Governmental Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

         Anything herein to the contrary notwithstanding, (a) if, at any time after a Debenture would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company's indebtedness in respect of such Debenture would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any paying agent, as the case may be, shall be required to return the money or Governmental Obligations, or combination of such money or Governmental

Obligations, deposited with it as provided below to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Debenture shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company's indebtedness in respect of such Debenture shall retroactively be deemed not to have been effected, and such Debenture shall be deemed to remain outstanding and (b) any satisfaction and discharge of the Company's indebtedness in respect of any Debenture shall be subject to the provisions of the last paragraph of
Section 4.03.

         SECTION 11.02.   SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon receipt of a Certificate cease to be of further effect (except as expressly provided below), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a)     no Debentures remain outstanding under this Indenture; and

         (b) the Company has paid or caused to be paid all other sums payable under this Indenture by the Company;

provided, however, that if, in accordance with the last paragraph of Section 11.01, any Debenture, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as provided above, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

         Notwithstanding the satisfaction and discharge of this Indenture as provided above, the obligations of the Company and the Trustee under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 3.02, 3.04, 3.05, 4.01, 4.03 and 7.06 and
this Article Eleven shall survive.

         Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section 7.06, any and all money, securities and other property then held by the Trustee for the benefit of the holders of the Debentures other than money and Governmental Obligations held by the Trustee pursuant to Section 4.03.

         SECTION 11.03.   APPLICATION OF TRUST MONEY.

         Neither the Governmental Obligations nor the money deposited pursuant to Section 11.01, nor the principal or interest payments on any such Governmental Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Debentures or portions of principal amount of such Debentures in respect of which such deposit was made, all subject, however, to the provisions of Section 4.03; provided, however, that, so long as there shall not have occurred and be continuing an Event of Default any cash received from such principal or interest payments on such Governmental Obligations, if not then needed for such purpose, shall, to the extent practicable, be invested in Governmental Obligations of the type described in clause (b) in the first paragraph of Section 11.01 maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Debentures or portions of such Debentures on and prior to the Stated Maturity of such Debentures, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 7.06; and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held in accordance with this Section on the Stated Maturity of all such Debentures in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Debentures shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 7.06; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.


                                 ARTICLE TWELVE

               IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                 AND DIRECTORS

         SECTION 12.01. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based on such obligation, covenant or agreement or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued under this Indenture are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of an predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

         SECTION 13.01. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 13.02. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 13.03. The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

         SECTION 13.04. Except, as otherwise expressly provided in this Indenture any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows:
Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62525,
Attention: Secretary. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

         SECTION 13.05. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the internal laws of said state.

         SECTION 13.06.   (a)     Upon any application or demand by the Company
to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate provided pursuant to Section 5.03(d) of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a, brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 13.07. Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officers' Certificate, or established in one or more indentures supplemental to the Indenture, in any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a Business Day then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

         SECTION 13.08. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act such imposed duties shall control.

         SECTION 13.09. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 13.10. In case any one or more of the provisions contained in this Indenture or in the Debentures of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained in this Indenture or in such Debentures.

         SECTION 13.11. The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of, any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties to it and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties to it.


                                ARTICLE FOURTEEN

                          SUBORDINATION OF DEBENTURES

         SECTION 14.01. The Company covenants and agrees, and each Holder of Debentures issued under this Indenture by such Holder's acceptance of such Debentures likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article Fourteen; and each Holder of a Debenture, whether upon original issue or upon transfer or assignment of such Debenture, accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, and interest on all Debentures issued under this Indenture shall, to the extent and in the manner set forth below, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or incurred after such date.

         No provision of this Article Fourteen shall prevent the occurrence of any default or Event of Default under this Indenture.

         SECTION 14.02. In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness, unless and until such default shall have been cured or waived or shall have ceased to exist, and in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Debentures.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraphs of this Section 14.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

         SECTION 14.03. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment of such Senior Indebtedness provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Debentures; and upon any such dissolution or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debenture or the Trustee would be entitled, except for the provisions of this Article Fourteen, shall by paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of Debentures or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         For purposes of this Article Fourteen, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Fourteen with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Ten hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Ten hereof. Nothing in Section 14.02 or in this Section
14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

         SECTION 14.04. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Fourteen, and no payment over pursuant to the provisions of this Article Fourteen, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Fourteen are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness on the other hand.

         Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything in this Indenture or in such Debentures prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Upon any payment of distribution of assets of the Company referred to in this Article Fourteen, the Trustee, subject to the provision of Section 7.01, and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purposes of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.

         SECTION 14.05. Each Holder of a Debenture by his acceptance of such Debenture authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 14.06. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Fourteen. Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Fourteen, unless and until a Responsible Officer of the Trustee shall have received written notice of such acts at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 14.06 at least two Business Days prior to the date upon which by the terms hereof any money may become, payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything contained in this Indenture to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.
In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fourteen, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         SECTION 14.07. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fourteen in respect of any Senior Indebtedness at any time held by it, to the same extent as and other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Fourteen or otherwise.

         SECTION 14.08. No right of any present or future holder of any Senior Indebtedness to enforce subordination as provided in this Indenture shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge of such act or failure to act which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations under this Indenture of the holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

         The First National Bank of Chicago, as Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth above.

         IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        ILLINOIS POWER COMPANY



                                        By_______________________________
                                              Vice President

Attest:



By____________________________________
         Secretary


                                        THE FIRST NATIONAL BANK OF CHICAGO
                                              as Trustee



                                        By_______________________________
                                               Vice President

Attest:



By____________________________________
         Trust Officer

STATE OF ILLINOIS       )
                                    ss.:
COUNTY OF MACON         )

         On ___________   ____, 1994 before me, ________________, Notary
Public, personally appeared _________________ and ________________.

/        / personally known to me - OR -

/        / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                 Witness my hand and official seal.



______________________________________
         Signature of Notary

         CAPACITY CLAIMED BY SIGNER

         /  /    INDIVIDUAL(S) ________________

         /  /    CORPORATE OFFICER(S)___________

         /  /    PARTNER(S)

         /  /    ATTORNEY-IN-FACT

         /  /    TRUSTEE(S)

         /  /    GUARDIAN/CONSERVATOR

         /  /    OTHER:


         SIGNER IS REPRESENTING:
         NAME OF PERSON(S) OR ENTITY(IES)



         ILLINOIS POWER COMPANY

STATE OF ILLINOIS         )
                                         ss.:
COUNTY OF C O O K         )

         On ___________   ____, 1994 before me, ________________, Notary
Public, personally appeared ________________ and _________________.

/        / personally known to me - OR -

/        / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                 Witness my hand and official seal.



______________________________________
           Signature of Notary

         CAPACITY CLAIMED BY SIGNER

         /  /    INDIVIDUAL(S) ________________

         /  /    CORPORATE OFFICER(S) TRUST OFFICER

         /  /    PARTNER(S)

         /  /    ATTORNEY-IN-FACT

         /  /    TRUSTEE(S)

         /  /    GUARDIAN/CONSERVATOR

         /  /    OTHER:


         SIGNER IS REPRESENTING:
         NAME OF PERSON(S) OR ENTITY(IES)



         THE FIRST NATIONAL BANK OF CHICAGO